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                                                                   EXHIBIT 10(R)

                          RESTORATION RETIREMENT PLAN
                            FOR CERTAIN EMPLOYEES OF
                 TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES


1.   Introduction

     The following are the provisions of the RESTORATION RETIREMENT PLAN FOR CERTAIN EMPLOYEES OF TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES (hereinafter referred to as the "Restoration Plan") which is established by TEXAS SECURITY BANCSHARES, INC. (hereinafter referred to as the "Company"), effective as of January 1, 1994, in order to provide for the payment of retirement and retirement-related benefits to a certain select group of highly compensated employees who are participants in the RETIREMENT PLAN FOR EMPLOYEES OF TEXAS SECURITY BANCSHARES, INC. AND AFFILIATES (hereinafter referred to as the "Basic Plan") as in effect from time to time on and after the effective date hereof and whose benefits under the Basic Plan are restricted because of the application of the limitations of Section 401(a)(17) and/or Section 415 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"). The Company intends and desires by the adoption of this Restoration Plan to recognize the value of the past and present services of employees covered by the Restoration Plan and to encourage and assure their continued service to the Employer by making more adequate provision for their future retirement security.

2.   Definitions

     As used herein, the term "Participant" means an individual who has become a participant in this Restoration Plan in accordance with the provisions of
Section 4 hereof and whose interest hereunder has not been fully paid. The term "Employer" shall include the Company, Central Bank and Trust, and any other Controlled Group Member. All other terms used in this Restoration Plan shall have the same meaning assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.

3.   Administration

     This Restoration Plan shall be administered by a committee appointed by the Board of Directors of the Company from time to time (hereinafter referred to as the "Committee"). The Committee shall administer the Restoration Plan in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Restoration Plan shall be administered as an unfunded plan that is not intended to meet the qualification requirements of Section 401(a) of the Code. The Committee shall have full power and authority to interpret, construe, and administer this Restoration Plan and the Committee's interpretations and construction thereof, and actions thereunder, including the amount or recipient of the payment to be made, shall be binding and conclusive on all persons for all purposes, subject to any rights of the Participant to make a claim for benefits under Title I of the Employee Retirement Income Security Act of 1974, as amended.

4.   Eligibility

     Participation in this Restoration Plan shall be limited to those employees of the Employer who (a) are Participants in the Basic Plan on or after January 1, 1994 and (b) are designated as Participants hereunder by the Company. Initially as of January 1, 1994, the Company has designated the following individuals as Participants: J. A. Thompson, Brian Garrison, Tom Turner and Stuart Murff. The Company may subsequently designate other individuals as Participants by resolution of its Board of Directors. No person shall have an automatic right to be selected as a Participant or to continue as an active Participant once selected.

5.   Amount of Benefit Provided Under Restoration Plan

     The monthly benefit payable to or on behalf of a Participant under this Restoration Plan shall be an amount equal to:

     (a) the monthly benefit, if any, that would have been payable to such Participant, or on his behalf to his Beneficiary or Beneficiaries, as of his date of termination of employment with the Employer, under the Basic Plan as in effect on the date of termination of his em-
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          ployment with the Employer, if the provisions of the Basic Plan had been administered without regard to the limitations imposed by Section 415 of the Code and without the limitation imposed by Section 401(a)(17) of the Code on the amount of his Compensation under the Basic Plan;

          minus

     (b) the monthly benefit that is actually payable to such Participant, or on his behalf to his Beneficiary or Beneficiaries, as of his date of termination of employment with the Employer, under the Basic Plan as in effect on the date of his termination of employment with the Employer.

6.   Payment of Restoration Plan Benefit

     The benefit payable to a Participant, or on his behalf to his Beneficiary, under this Restoration Plan shall be payable in coincident with and in the same manner as the payment of the benefits to such Participant or Beneficiary under the Basic Plan; provided, however, in the event that the Participant's service with the Employer is terminated as a result of the "Sale of TSB" (as defined below), the benefit shall be payable in a lump-sum amount as of the Participant's termination of service. The Beneficiary or Beneficiaries of a Participant under the Basic Plan shall be the Beneficiary or Beneficiaries of such Participant under this Restoration Plan. For the purposes of this Restoration Plan, a Participant's service with an Employer shall not be considered to have terminated so long as such Participant is in the employment of the Employer or a Controlled Group Member.

     In the event that a Participant's benefits under the Basic Plan commence prior to his date of termination of employment with the Employer, his benefit under this Restoration Plan, shall be determined as though his employment had terminated on the date of commencement of his benefits under the Basic Plan. Upon his actual termination of employment with the Employer, his benefit under this Restoration Plan shall be redetermined to take into account any additional benefits that accrue for the period the Participant remains employed with the Employer.

     A Participant's rights under this Restoration Plan, including his rights to vested benefits, shall be the same as his rights under the Basic Plan, except that he shall not be entitled to any payments from the trust fund maintained under the Basic Plan on the basis of any benefits to which he may be entitled under this Restoration Plan. All benefits payable under this Restoration Plan to or on behalf of Participants shall be paid from the general assets of the Company. The Company shall not be required to set aside any funds to discharge its obligations hereunder, but the Company may set aside such funds if it chooses to do so. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future. No Participant, his Beneficiary or Beneficiaries, or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Employer by virtue of this Restoration Plan, and the rights of the Participant, his Beneficiary or Beneficiaries, or any other person who may claim a right to receive benefits under this Restoration Plan shall be no greater than the rights of an unsecured general creditor of the Company.

For the above purposes, the term "Sale of TSB" shall mean:

     (i) the merger or consolidation of Texas Security Bancshares, Inc. with, or sale of all or substantially all of the assets of Texas Security Bancshares, Inc. to, another corporation or entity, whether in one or a series of related transactions, and as a result of which merger, consolidation or sale less than twenty percent (20%) of the voting stock or other interest in the surviving or acquiring corporation or entity, as the case may be, continues to be owned by shareholders who were shareholders of Texas Security Bancshares, Inc. immediately prior to such merger, consolidation or sale; or

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     (ii) the merger or consolidation of Central Bank and Trust with, or sale of all or substantially all of the assets of the Central Bank and Trust to, another corporation or entity, whether in one or a series of related transactions, and as a result of which merger, consolidation or sale less than twenty percent
(20%) of the voting stock or other interest in the surviving or acquiring corporation or entity, as the case may be, continues to be owned by shareholders who were shareholders of the Central Bank and Trust immediately prior to such merger, consolidation or sale; or

     (iii) the acquisition, directly or indirectly, by a third party (or group of third parties acting in concert) of more than eighty percent (80%) of the outstanding voting stock of Texas Security Bancshares, Inc., whether in one or a series of related transactions, but excepting any third party (or group of third parties acting in concert) who owns of record and beneficially more than thirty percent (30%) of the outstanding voting stock of Texas Security Bancshares, Inc. as of January 1, 1994; or

     (iv) the acquisition, directly or indirectly, by a third party (or group of third parties acting in concert) of more than eighty percent (80%) of the outstanding voting stock of Central Bank and Trust, whether in one or a series of related transactions, but excepting any third party (or group of third parties acting in concert) who owns of record and beneficially more than thirty percent (30%) of the outstanding voting stock of Central Bank and Trust as of January 1, 1994; or

     (v) any combination of any of the following.

7.   Merger, Consolidation, or Acquisition

     In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, unless the successor or acquiring corporation shall agree in writing to maintain this Restoration Plan, this Restoration Plan shall terminate.

8.   Amendment and Termination

     The Board of Directors of the Company may at any time amend or terminate this Restoration Plan. If this Restoration Plan should be amended or terminated, the Company shall remain liable for any benefits accrued by its employees under this Restoration Plan (determined in the case of a Participant in the active service of the Employer on the basis of such Participant's presumed termination of service as of the date of such amendment or termination) as of the date of such action but the offset for the Basic Plan in Section 5(b) hereof shall be determined as of the Participant's actual date of termination of service or, if earlier, as of the effective date of termination of the Basic Plan. This Restoration Plan shall automatically terminate as of the effective date of termination of the Basic Plan. In the event of termination of this Restoration Plan, payment of the accrued benefits shall be made in a lump-sum amount as of the date of termination of this Restoration Plan.

9.   Restrictions on Assignment

     The benefits provided hereunder are intended for the personal security of persons entitled to payment under this Restoration Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or his Beneficiary or Beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to any Employer by the employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.

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10.  Continued Employment

     Nothing contained in this Restoration Plan shall be construed as conferring upon any employee the right to continue in the employment of the Employer in any capacity.

11.  Liability of Committee

     Unless resulting from his own fraud or willful misconduct, no member of the Committee shall be liable for any loss arising out of any action taken or failure to act by the Committee or a member thereof in connection with this Restoration Plan. The Committee and any individual member of the Committee and any agent thereof shall be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Employer or the
Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

12.  Indemnification

     The Employers hereby jointly and severally indemnify and agree to hold harmless the members of the Committee and all directors, officers and employees of an Employer against any loss, claim, cost, expense (including attorneys' fees), judgment or liability arising out of any action taken or failure to act by the Committee or such individual in connection with this Restoration Plan; provided, however, that this indemnity shall not apply to an individual if such loss, claim, cost, expense, judgment or liability is due to such individual's fraud or willful misconduct.

13.  Change in Participation Status

     Notwithstanding any provision herein to the contrary, in the event that the Company, in its sole discretion, determines, for any reason, that a Participant is no longer eligible for participation in this Restoration Plan, such Participant shall cease to be an active Participant in this Restoration Plan as of the date such determination is made by the Company and he shall not accrue any additional benefits under this Restoration Plan. Payment of his accrued benefits shall be deferred until his termination of employment with the Employer. In the event his employment is terminated while he is in an ineligible status, his benefit under Section 5 hereof shall be determined as of the date he became ineligible (determined on the basis of such Participant's presumed termination of service on the date he became ineligible but the offset for the Basic Plan in Section 5(b) shall be determined as of the actual date of his termination of service).

14.  Termination of Service for Dishonesty

     If a Participant's service with the Employer is terminated because of dishonest conduct injurious to the Employer, or if dishonest conduct injurious to the Employer committed by a Participant is determined by the Employer during the lifetime of the Participant and within one year after his service with the Employer is terminated, the Committee may terminate such Participant's interest and benefits under this Restoration Plan.

     The dishonest conduct injurious to an Employer committed by a Participant shall be determined and decided by the Committee only after a full investigation of such alleged dishonest conduct and an opportunity has been given the Participant or his representative to appear before the Committee to present his case. The decision made by the Committee in such cases shall be final and binding on all Participants and other persons affected by such decision.

15.  Claims Procedure

     (a) Any person claiming a benefit, requesting an interpretation or ruling under this Restoration Plan, or requesting information under this Restoration Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

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     (b) If the claim or request is denied, the written notice of denial shall state:

            (i) The reasons for denial, with specific reference to the provisions on which the denial is based.

           (ii) A description of any additional material or information required and an explanation of why it is necessary.

          (iii)  An explanation of the claim review procedure.

     (c) Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     (d) The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Restoration Plan provisions. All decisions on review shall be final and bind all parties concerned.

16.  Law Governing

     This Restoration Plan shall be construed in accordance with and governed by the laws of the State of Texas, except to the extent preempted by applicable federal law.

17.  Severability

     In the event any provision of this Restoration Plan shall be held invalid for any reason, any illegality or invalidity shall not affect the remaining parts of the Restoration Plan, but the Restoration Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

18.  Effective Date

     This Restoration Plan shall be effective as of January 1, 1994.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on the _____ day of _________________, 1994, to be effective as of January 1, 1994.

                                     TEXAS SECURITY BANCSHARES, INC.



                                     By \s\ J. Andy Thompson
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                                     Title: Chairman of the Board
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